Exhibit 99.1

April 25, 2023

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FIRST QUARTER 2023

FOR IMMEDIATE RELEASE

first Quarter 2023 Highlights

•	Net loss available to common stockholders of $1.21 billion, or a loss of $10.22 per diluted share

•	Adjusted earnings of $89.4 million, or $0.66 per diluted share, which excludes non-cash goodwill impairment, and severance and contract termination expense (non-GAAP measure)

•	Goodwill impairment of $1.38 billion recorded due to decline in our stock price as a result of recent market volatility. Goodwill impairment is a non-cash charge and has no impact on our regulatory capital ratios, cash flows, or liquidity position

•	Severance and contract termination expense of $8.5 million accrued related to our efficiency initiative

•	First quarter results were marked by enhanced liquidity following market volatility

•	Total deposits increased $1.1 billion to $28.2 billion at March 31, 2023 compared to Company’s most recent update of $27.1 billion as of March 20, 2023. Deposit balances further increased approximately $700 million as of April 24, 2023

•	Total insured deposits, including accounts eligible for pass-through insurance, represented approximately 73% of total deposits as of April 24, 2023 up from 48% at December 31, 2022

•	Immediately-available liquidity (on-balance sheet liquidity and unused borrowing capacity) of $12.4 billion, which exceeded uninsured deposits of $8.1 billion, with a coverage ratio of 153% at March 31, 2023

•	All risk-based capital ratios increased from December 31, 2022, with CET1 increasing from 8.70% to 9.22%

•	Credit metrics remain steady with nonperforming assets ratio declining 3 basis points to 35 basis points

•	Unrealized losses on the Company’s investment portfolio improved, declining from $791 million at December 31, 2022 to $736 million at March 31, 2023

ADJUSTED eARNINGS

Financial results for the first quarter of 2023 were impacted by goodwill impairment of $1.38 billion and reorganization costs of $8.5 million. Excluding these amounts, adjusted earnings were $89.4 million, or $0.66 per diluted share, for the first quarter of 2023. A reconciliation of adjusted earnings to net (loss) earnings according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(Dollars in thousands, except per share amounts)
Earnings Summary:
Net (loss) earnings	$(1,195,424)	$49,509	$120,128
Diluted earnings per common share	$(10.22)	$0.33	$1.01
Return on average assets	(11.34)%	0.48%	1.22%
Return on average tangible common equity (1)	14.45%	12.71%	20.77%

Adjusted Earnings Summary (1):
Adjusted earnings	$89,436	$75,066	$120,128
Adjusted diluted earnings per common share	$0.66	$0.54	$1.01
Adjusted return on average assets	0.85%	0.72%	1.22%
Adjusted return on average tangible common equity	15.62%	13.56%	20.77%

(1) Non-GAAP measure.

CEO COMMENTARY

Paul Taylor, President and CEO, commented, “Our strong banking franchise and our loyal, diversified customer base have driven us through one of the most challenging recent periods in the banking industry. Our deposits have stabilized with total insured deposits increasing from 48% of total deposits at year-end to 71% of total deposits at March 31, 2023. Importantly, deposits stabilized in the latter part of March and rebounded nicely in April, increasing approximately $700 million subsequent to quarter-end. Moreover, in light of the recent events, management took immediate steps to maximize liquidity, including the exploration of strategic asset sales, which has led to the transfer of our $2.7 billion Lender Finance loan portfolio to held for sale.”

Mr. Taylor continued, “The industry dynamics in the quarter caused a significant decline in regional bank stocks, including ours. As a result, we recorded a goodwill impairment charge. It is important to note that goodwill impairment is a non-cash charge and has no impact on our regulatory capital ratios, cash flows, or liquidity position. We also are continuing the work we started last year to improve the overall efficiency of the Bank, which resulted in severance and contract termination expense of $8.5 million and the consolidation of two branches into nearby branches in the first quarter of 2023. I am proud to say that in the face of this crisis, our business of serving our customers and communities was unrelenting, allowing us to post $89.4 million in adjusted earnings for the quarter. In addition, credit quality remains strong as evidenced by nonperforming assets of 35 basis points and net charge-offs of 13 basis points for the quarter and 5 basis points for the trailing twelve months.”

Mr. Taylor concluded, “As we look forward, we continue to execute on our overall strategy, which includes managing the balance sheet around a stable and diversified funding mix, emphasizing our core business, preserving profitability with a strong asset base and reduced costs, and maintaining our capital and liquidity positions while prudently managing risks. We expect that our total assets will be closer to $35 billion within the next few months, after we complete certain asset sales and bring down liquidity to more normal levels. These actions will improve our liquidity position and are expected to increase our CET1 capital ratio to above 10%. We are also expediting our operational efficiency strategy to reduce facilities and vendors, optimize business processes, and execute on other cost savings across the business to improve our profitability. We will continue to prioritize our customer relationships, which have been the bedrock of our success for more than twenty years.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase	March 31,		Increase
Financial Highlights	2023	2022	(Decrease)	2023	2022	(Decrease)

	(Dollars in thousands, except per share amounts)
Net (loss) earnings available to common stockholders	$(1,205,371)	$39,562	$(1,244,933)	$(1,205,371)	$120,128	$(1,325,499)
Diluted (loss) earnings per common share	$(10.22)	$0.33	$(10.55)	$(10.22)	$1.01	$(11.23)
Pre-provision, pre-good will impairment, pre-tax net revenue ("PPNR") (1)	$119,396	$106,151	$13,245	$119,396	$162,109	$(42,713)
Return on average assets	(11.34)%	0.48%	(11.82)	(11.34)%	1.22%	(12.56)
PPNR return on average assets (1)	1.13%	1.02%	0.11	1.13%	1.65%	(0.52)
Return on average tangible common equity (1)	14.45%	12.71%	1.74	14.45%	20.77%	(6.32)

Yield on average loans and leases (tax equivalent)	6.14%	5.73%	0.41	6.14%	4.66%	1.48
Cost of average total deposits	1.98%	1.37%	0.61	1.98%	0.07%	1.91
Net interest margin ("NIM")(tax equivalent)	2.89%	3.41%	(0.52)	2.89%	3.43%	(0.54)
Efficiency ratio	58.2%	53.3%	4.9	58.2%	50.1%	8.1

Total assets	$44,302,981	$41,228,936	$3,074,045	$44,302,981	$39,249,639	$5,053,342
Loans and leases held for investment, net of deferred fees	$25,672,381	$28,609,129	$(2,936,748)	$25,672,381	$24,352,072	$1,320,309
Non interest-bearing demand deposits	$7,030,759	$11,212,357	$(4,181,598)	$7,030,759	$14,057,051	$(7,026,292)
Retail non-maturity deposits	$19,230,293	$26,561,129	$(7,330,836)	$19,230,293	$31,676,404	$(12,446,111)
Total deposits	$28,187,561	$33,936,334	$(5,748,773)	$28,187,561	$33,224,895	$(5,037,334)

As percentage of total deposits:
Non interest-bearing demand deposits	25%	33%	(8)	25%	42%	(17)
Retail non-maturity deposits	68%	78%	(10)	68%	95%	(27)

Equity to assets ratio	6.26%	9.58%	(3.32)	6.26%	9.30%	(3.04)
Common equity tier 1 capital ratio	9.22%	8.70%	0.52	9.22%	8.64%	0.58
Tier 1 capital ratio	11.16%	10.61%	0.55	11.16%	9.07%	2.09
Total capital ratio	14.22%	13.61%	0.61	14.22%	12.27%	1.95
Tangible common equity ratio (1)	5.07%	5.13%	(0.06)	5.07%	5.83%	(0.76)
Tangible book value per common share (1)	$18.66	$17.00	$1.66	$18.66	$18.42	$0.24

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income decreased by $43.7 million to $279.3 million for the first quarter of 2023 compared to $322.9 million for the fourth quarter of 2022 due mainly to higher interest expense on deposits and borrowings, offset partially by higher interest income on loans and leases and deposits in financial institutions. Interest income on loans and leases increased by $25.7 million in the first quarter of 2023 due to a 41 basis points increase in the tax equivalent yield on loans and leases and a $390.3 million increase in the average balance of loans and leases compared to the fourth quarter of 2022. Interest income on deposits in financial institutions increased by $25.1 million in the first quarter of 2023 due mainly to a $1.8 billion increase in the average balance of deposits in financial institutions and a 98 basis points increase in the yield on deposits in financial institutions. The tax equivalent yield on loans and leases was 6.14% in the first quarter of 2023 compared to 5.73% for the fourth quarter of 2022. The increase in the tax equivalent yield on loans and leases was due primarily to higher coupon interest attributable to increased rates on production and on existing variable rate loans. Interest expense on deposits increased by $38.3 million in the first quarter of 2023 due mainly to increased market rates and an increased use of brokered deposits that contributed to a 61 basis points increase in the cost of total deposits, offset partially by the decrease in the average balance of deposits. Interest expense on borrowings increased by $49.2 million due to a $3.6 billion increase in the average balance and a 57 basis points increase in the cost of borrowings attributable mainly to the impact of increased market rates on our variable rate borrowings and higher market rates on new borrowings.

The tax equivalent NIM was 2.89% for the first quarter of 2023 compared to 3.41% for the fourth quarter of 2022. The decrease in the NIM was due mainly to a shift in our funding mix in the second half of March 2023 as we responded to the banking crisis to enhance liquidity and protect franchise value. Average borrowings as a percentage of average interest-bearing liabilities was 19% for the first quarter of 2023 compared to 7% for the fourth quarter of 2022. The additional borrowings are largely short term in nature, which will allow us to normalize our funding mix over time as economic conditions stabilize. The tax-equivalent NIM was further impacted by a higher cost of total deposits and borrowings, offset partially by higher yields on loans and leases and deposits in financial institutions.

The cost of total deposits was 1.98% for the first quarter of 2023 compared to 1.37% for the fourth quarter of 2022 due mainly to higher market interest rates and a change in the mix of average deposits, resulting from a decrease in lower cost retail non-maturity deposits and an increase in higher cost retail and brokered time deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Provision for Credit Losses	2023	2022	(Decrease)

	(In thousands)
Addition to allowance for loan and lease losses	$18,500	$14,000	$4,500
Reduction in reserve for unfunded loan commitments	(15,500)	(4,000)	(11,500)
Total loan-related provision	3,000	10,000	(7,000)
Addition to allowance for held-to-maturity securities	-	-	-
Total provision for credit losses	$3,000	$10,000	$(7,000)

The provision for credit losses was $3.0 million for the first quarter of 2023 compared to $10.0 million for the fourth quarter of 2022. The provision for the fourth quarter of 2022 reflected the impact of net loan growth. During the first quarter of 2023, while loans and leases held for investment and unfunded loan commitments declined, a $3 million provision was recognized due to an increase in qualitative reserves for loans secured by commercial real estate and higher net charge-offs.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2023	2022	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,573	$3,178	$395
Other commissions and fees	10,344	11,208	(864)
Leased equipment income	13,857	12,322	1,535
Gain on sale of loans and leases	2,962	388	2,574
Gain (loss) on sale of securities	-	(49,302)	49,302
Dividends and gains on equity investments	1,098	661	437
Warrant loss	(333)	(46)	(287)
Other income	4,890	2,635	2,255
Total noninterest income (loss)	$36,391	$(18,956)	$55,347

Noninterest income increased by $55.3 million to income of $36.4 million for the first quarter of 2023 compared to a loss of $19.0 million for the fourth quarter of 2022 due primarily to a decrease of $49.3 million in loss on sale of securities, and increases of $2.6 million in gain on sale of loans and leases, $2.3 million in other income, and $1.5 million in leased equipment income. The decrease in loss on sale of securities resulted from the sales of $1.0 billion of securities for a net loss of $49.3 million in the fourth quarter of 2022 compared to no sales in the first quarter of 2023. The increase in gain on sale of loans and leases resulted from the sale of $287.3 million of loans for a net gain of $3.0 million in the first quarter of 2023 compared to the sale of $11.0 million of loans for a net gain of $0.4 million in the fourth quarter of 2022. The increase in other income was due primarily to a $2.0 million gain from the change in fair value of the credit-linked notes in the first quarter of 2023. The increase in leased equipment income was due mainly to higher rental income compared to the linked quarter.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2023	2022	(Decrease)

	(In thousands)
Compensation	$88,476	$106,124	$(17,648)
Occupancy	15,067	14,922	145
Data processing	10,938	9,722	1,216
Other professional services	6,073	6,924	(851)
Insurance and assessments	11,717	7,205	4,512
Intangible asset amortization	2,411	2,629	(218)
Leased equipment depreciation	9,375	8,627	748
Foreclosed assets expense (income), net	363	(108)	471
Customer related expense	24,005	18,197	5,808
Loan expense	6,524	6,150	374
Other	12,804	11,737	1,067
Total operating expense	187,753	192,129	(4,376)
Acquisition, integration and reorganization costs	8,514	5,703	2,811
Goodwill impairment	1,376,736	29,000	1,347,736
Total noninterest expense	$1,573,003	$226,832	$1,346,171

The Company recorded a goodwill impairment charge of $1.38 billion in the first quarter of 2023. It is a standard accounting requirement for companies to periodically assess and determine the carrying value of goodwill as an asset. The severe effects of recent industry events on the market valuation of the Company warranted goodwill impairment testing and, following a comprehensive analysis, it was determined that the total amount of goodwill was impaired. The goodwill impairment charge does not have an impact on the Company’s regulatory capital ratios, cash flows, or liquidity position.

Noninterest expense increased by $1.35 billion to $1.57 billion for the first quarter of 2023 compared to $226.8 million for the fourth quarter 2022 due primarily to the $1.38 billion goodwill impairment charge. Excluding the goodwill impairment and acquisition, integration and reorganization costs, operating expense decreased by $4.4 million to $187.8 million. The $4.4 million decrease was due mainly to a decrease of $17.6 million in compensation expense, offset partially by increases of $5.8 million in customer related expense and $4.5 million in insurance and assessments expense. The decrease in compensation expense was due primarily to lower bonus expense and lower stock-based compensation expense. The increase in customer related expense was due mostly to higher third-party payments for deposit customers on account analysis. The increase in insurance and assessments was due mainly to higher FDIC assessment expense attributable to the 2 basis point assessment rate increase effective January 1, 2023, and a higher assessment base as a result of the $1.6 billion increase in average assets in the first quarter of 2023.

Income Taxes

The effective income tax rate was 5.2% for the first quarter of 2023 compared to 26.3% for the fourth quarter of 2022. Excluding goodwill impairment, the effective income tax rate for the first quarter of 2023 was 28.4%. The increase from the fourth quarter of 2022 was due primarily to higher disallowed interest expense in the first quarter of 2023. Excluding goodwill impairment, the effective tax rate for the full year 2023 is currently estimated to be in the range of 28% to 30%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31, 2023		December 31, 2022		March 31, 2022
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$7,030,759	25%	$11,212,357	33%	$14,057,051	42%
Interest checking	5,307,413	19%	6,990,377	20%	6,673,696	20%
Money market	6,220,203	22%	7,780,758	23%	10,301,996	31%
Savings	671,918	2%	577,637	2%	643,661	2%
Total retail non-maturity deposits	19,230,293	68%	26,561,129	78%	31,676,404	95%
Wholesale non-maturity deposits	2,028,676	7%	2,637,362	8%	322,732	1%
Total non-maturity deposits	21,258,969	75%	29,198,491	86%	31,999,136	96%
Retail time deposits	2,502,914	9%	2,434,414	7%	1,030,124	3%
Brokered time deposits	4,425,678	16%	2,303,429	7%	195,635	1%
Total time deposits (1)	6,928,592	25%	4,737,843	14%	1,225,759	4%
Total deposits	$28,187,561	100%	$33,936,334	100%	$33,224,895	100%

(1)	Includes time deposits over $250,000 of $1.1 billion, $1.5 billion, and $347.4 million at March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

Total deposits decreased by $5.7 billion or 16.9% in the first quarter of 2023 due primarily to a $7.3 billion or 27.6% decrease in retail non-maturity deposits and a $608.7 million decrease in wholesale non-maturity deposits, offset partially by a $2.2 billion increase in time deposits. At March 31, 2023, retail non-maturity deposits totaled $19.2 billion or 68% of total deposits, including $7.0 billion of noninterest-bearing demand deposits or 25% of total deposits.

The following table presents the composition of our deposit portfolio by division as of the dates indicated:

	March 31, 2023		December 31, 2022
		% of		% of	Increase
	Balance	Total	Balance	Total	(Decrease)

	(Dollars in thousands)
Community Banking	$14,917,027	53%	$17,466,726	52%	$(2,549,699)
Venture Banking	6,584,554	23%	11,296,574	33%	(4,712,020)
Wholesale Deposits	6,685,980	24%	5,173,034	15%	1,512,946
Total deposits	$28,187,561	100%	$33,936,334	100%	$(5,748,773)

As of March 31, 2023, FDIC-insured deposits represented approximately 71% of total deposits, including accounts eligible for pass-through insurance, and FDIC-insured venture-specific deposits accounted for approximately 83% of total venture-specific deposits, including accounts eligible for pass-through insurance. The Bank’s spot deposit rates increased from 1.71% at December 31, 2022 to 2.32% at March 31, 2023.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds decreased from $1.4 billion as of December 31, 2022 to $1.2 billion as of March 31, 2023, of which $0.8 billion was managed by PWAM.

BORROWINGS

The following table presents the composition of our borrowings as of the dates indicated:

	March 31, 2023		December 31, 2022
		Weighted		Weighted
		Avarage		Avarage	Increase
Borrowing Type	Balance	Rate	Balance	Rate	(Decrease)

	(Dollars in thousands)
FHLB secured advances	$5,450,000	5.07%	$1,270,000	4.62%	$4,180,000
Bank Term Funding Program	4,910,000	4.38%	-	-	4,910,000
Repurchase agreement (1)	1,393,337	8.50%	-	-	1,393,337
Credit-linked notes	128,375	15.24%	132,030	14.56%	(3,655)
AFX borrowings	-	-	250,000	4.68%	(250,000)
FHLB unsecured overnight advance	-	-	112,000	4.37%	(112,000)
Total borrowings	$11,881,712	5.30%	$1,764,030	5.36%	$10,117,682

(1)	Balance is net of unamortized issuance costs of $17.9 million and $0.4 million of accrued exit fees. Rate calculation does not include the effects of issuance costs and exit fees.

The $10.1 billion increase in borrowings in the first quarter of 2023 is the result of the Company’s proactive effort to bolster its on-balance sheet liquidity in response to the elevated net deposit outflows caused by the banking crisis. The increase is comprised of borrowings under the new Bank Term Funding Program of $4.9 billion, an increase in FHLB secured advances of $4.2 billion, and borrowing under a new repurchase agreement facility of $1.4 billion. Available borrowing capacity was approximately $5.8 billion at March 31, 2023.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Roll Forward of Loans and Leases Held	March 31,	December 31,
for Investment, Net of Deferred Fees	2023	2022

	(Dollars in thousands)
Balance, beginning of period	$28,609,129	$27,660,041
Additions:
Production	468,671	1,287,248
Disbursements	1,622,898	1,919,979
Total production and disbursements	2,091,569	3,207,227
Reductions:
Payoffs	(1,021,652)	(1,136,016)
Paydowns	(965,537)	(1,050,727)
Total payoffs and paydowns	(1,987,189)	(2,186,743)
Sales	(231,798)	(2,611)
Transfers to foreclosed assets	(2,568)	(4,714)
Charge-offs	(10,397)	(3,352)
Transfers to loans held for sale	(2,796,365)	(60,719)
Total reductions	(5,028,317)	(2,258,139)
Net (decrease) increase	(2,936,748)	949,088
Balance, end of period	$25,672,381	$28,609,129

Weighted average rate on production (1)	8.44%	7.55%

(1)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 17 basis points to loan yields in 2023.

Loans and leases held for investment, net of deferred fees, decreased by $2.9 billion, or 10.3% in the first quarter of 2023 to $25.7 billion at March 31, 2023. The overall decrease in the loans and leases balance for the first quarter of 2023 was due primarily to a $2.7 billion transfer to loans held for sale of Lender Finance loans included in the asset-based commercial loan portfolio.

The weighted average rate on the $469 million of production for the first quarter of 2023 increased to 8.44% from 7.55% for the fourth quarter of 2022 due primarily to the loan mix (lower percentage of multi-family production and a higher percentage of Civic production) and the increase in market interest rates.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	March 31, 2023		December 31, 2022		March 31, 2022
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,808,751	15%	$3,846,831	13%	$3,669,741	15%
Multi-family	5,523,320	21%	5,607,865	20%	4,080,257	17%
Other residential	6,075,540	24%	6,275,628	22%	4,759,066	20%
Total real estate mortgage	15,407,611	60%	15,730,324	55%	12,509,064	52%
Real estate construction and land:
Commercial	910,327	4%	898,592	3%	802,022	3%
Residential	3,698,113	14%	3,253,580	11%	2,421,694	10%
Total real estate construction and land	4,608,440	18%	4,152,172	14%	3,223,716	13%
Total real estate	20,016,051	78%	19,882,496	69%	15,732,780	65%
Commercial:
Asset-based	2,068,327	8%	5,140,209	18%	4,739,220	19%
Venture capital	2,058,237	8%	2,033,302	7%	2,077,339	9%
Other commercial	1,102,543	4%	1,108,451	4%	1,298,136	5%
Total commercial	5,229,107	20%	8,281,962	29%	8,114,695	33%
Consumer	427,223	2%	444,671	2%	504,597	2%
Total loans and leases held for investment, net of deferred fees	$25,672,381	100%	$28,609,129	100%	$24,352,072	100%

Total unfunded loan commitments	$9,776,789		$11,110,264		$9,899,345

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended March 31, 2023
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$200,732	$91,071	$291,803
Charge-offs	(10,397)	-	(10,397)
Recoveries	1,220	-	1,220
Net charge-offs	(9,177)	-	(9,177)
Provision	18,500	(15,500)	3,000
Ending balance	$210,055	$75,571	$285,626

	Three Months Ended December 31, 2022
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$189,327	$95,071	$284,398
Charge-offs	(3,352)	-	(3,352)
Recoveries	757	-	757
Net charge-offs	(2,595)	-	(2,595)
Provision	14,000	(4,000)	10,000
Ending balance	$200,732	$91,071	$291,803

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

Allowance for Credit Losses	March 31,	December 31,	Increase
on Loans and Leases	2023	2022	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$210,055	$200,732	$9,323
Reserve for unfunded loan commitments	75,571	91,071	(15,500)
Allowance for credit losses	$285,626	$291,803	$(6,177)

Provision for credit losses (for the quarter)	$3,000	$10,000	$(7,000)
Net charge-offs (for the quarter)	$9,177	$2,595	$6,582
Net charge-offs to average loans and leases (for the quarter)	0.13%	0.04%
Allowance for loan and lease losses to loans and leases held for investment	0.82%	0.70%
Allowance for credit losses to loans and leases held for investment	1.11%	1.02%

The allowance for credit losses decreased by $6.2 million in the first quarter of 2023 to $285.6 million at March 31, 2023. This decrease was attributable mainly to the decrease in loans and leases held for investment and unfunded loan commitments and $9.2 million in net charge-offs, offset partially by an increase in qualitative reserves for loans secured by commercial real estate.

Net charge-offs over the trailing twelve months were $12.8 million, which resulted in net charge-offs to average loans and leases over the trailing twelve months of 0.5%.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics	2023	2022	(Decrease)

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans and leases held for investment (1)	$87,124	$103,778	$(16,654)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	2,135	5,022	(2,887)
Total nonperforming assets ("NPAs")	$89,259	$108,800	$(19,541)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.34%	0.36%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.35%	0.38%
Allowance for credit losses to nonaccrual loans and leases held for investment	327.8%	281.2%

Loan and Lease Credit Risk Ratings:
Pass	$24,959,805	$27,924,599	$(2,964,794)
Special mention	580,153	566,259	13,894
Classified	132,423	118,271	14,152
Total loans and leases held for investment, net of deferred fees	$25,672,381	$28,609,129	$(2,936,748)

Special mention loans and leases held for investment to loans and leases held for investment	2.26%	1.98%
Classified loans and leases held for investment to loans and leases held for investment	0.52%	0.41%

(1)	Nonaccrual loans include SBA guaranteed amounts of $11.8 million at March 31, 2023 and $14.3 million at December 31, 2022.

Nonaccrual loans and leases decreased by $16.7 million to $87.1 million in the first quarter of 2023 due primarily to a decrease in nonaccrual commercial real estate loans and, to a lesser extent, Civic loans.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	March 31, 2023		December 31, 2022		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$32,996	$1,650	$42,509	$1,047	$(9,513)	$603
Multi-family	-	-	-	-	-	-
Other residential	50,060	125,458	55,893	95,654	(5,833)	29,804
Total real estate mortgage	83,056	127,108	98,402	96,701	(15,346)	30,407
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	-	-	-	-	-	-
Total real estate construction and land	-	-	-	-	-	-
Commercial:
Asset-based	420	-	865	-	(445)	-
Venture capital	-	-	-	-	-	-
Other commercial	3,123	618	4,345	385	(1,222)	233
Total commercial	3,543	618	5,210	385	(1,667)	233
Consumer	525	1,593	166	1,935	359	(342)
Total held for investment	$87,124	$129,319	$103,778	$99,021	$(16,654)	$30,298

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $30.3 million increase to $129.3 million in the first quarter of 2023 was due mainly to an increase in Civic delinquent loans of $22.7 million.

CAPITAL

The following table presents capital ratios as of the dates indicated:

	March 31,	December 31,	March 31,
	2023	2022	2022
PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	9.22%	8.70%	8.64%
Tier 1 capital ratio (1)	11.16%	10.61%	9.07%
Total capital ratio (1)	14.22%	13.61%	12.27%
Tier 1 leverage capital ratio (1)	8.33%	8.61%	7.11%
Risk-weighted assets (1) (in thousands)	$32,488,956	$33,030,960	$30,297,312
Tangible common equity ratio (2)	5.07%	5.13%	5.83%
Tangible common equity ratio excluding the impact of AOCI for securities (2)	6.73%	7.12%	6.82%

(1)	Capital information for March 31, 2023 is preliminary.
(2)	Non-GAAP measure.

CONFERENCE CALL

PacWest Bancorp (“PacWest”) will host a conference call at 8:00 AM PT/ 11:00 AM ET on Wednesday, April 26, 2023, to discuss the Company’s performance for the first quarter of 2023.

Participants may access the conference call/webcast at:

Participant Dial-in: (888) 256-1007

Participant Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1606712&tp_key=2960dca832

Confirmation Code: 9773012

The call will be recorded and made available for replay on April 26, 2023, after 12:00 PM PT. The recording may be accessed through the link above or at https://www.pacwestbancorp.com/news-market-data/presentations/default.aspx.

ABOUT PACWEST BANCORP

PacWest is a bank holding company headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham, North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase of credit losses, adversely affect PacWest’s revenues and the values of our assets and liabilities, increase stock price volatility, and adversely impact our ability to raise capital. In addition, PacWest and its results could be adversely affected by changes in interest rates, continued high inflation, and unemployment rates, our ability to attract and retain deposits and other sources of funding and liquidity particularly in a rising or high interest rate environment, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, the safety of deposits, and depositor behavior, the quality and composition of our deposits, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, especially the risks associated with concentrations in real estate related loans, deterioration in the value of our investment securities as a result of rising interest rates or otherwise, our ability to successfully execute on our planned asset sales, strategic plan, and digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,	March 31,
	2023	2022	2022

	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$218,830	$212,273	$205,446
Interest-earning deposits in financial institutions	6,461,306	2,027,949	1,865,235
Total cash and cash equivalents	6,680,136	2,240,222	2,070,681

Securities available-for-sale, at estimated fair value	4,848,607	4,843,487	9,975,109
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,273,650	2,269,135	-
Federal Home Loan Bank stock, at cost	147,150	34,290	17,250
Total investment securities	7,269,407	7,146,912	9,992,359

Loans held for sale	2,796,208	65,076	-

Gross loans and leases held for investment	25,770,912	28,726,016	24,439,749
Deferred fees, net	(98,531)	(116,887)	(87,677)
Total loans and leases held for investment, net of deferred fees	25,672,381	28,609,129	24,352,072
Allowance for loan and lease losses	(210,055)	(200,732)	(197,398)
Total loans and leases held for investment, net	25,462,326	28,408,397	24,154,674

Equipment leased to others under operating leases	399,972	404,245	325,305
Premises and equipment, net	60,358	54,315	51,011
Foreclosed assets, net	2,135	5,022	304
Goodwill	-	1,376,736	1,405,736
Core deposit and customer relationship intangibles, net	28,970	31,381	41,308
Other assets	1,603,469	1,496,630	1,208,261
Total assets	$44,302,981	$41,228,936	$39,249,639

LIABILITIES:
Noninterest-bearing deposits	$7,030,759	$11,212,357	$14,057,051
Interest-bearing deposits	21,156,802	22,723,977	19,167,844
Total deposits	28,187,561	33,936,334	33,224,895
Borrowings	11,881,712	1,764,030	991,000
Subordinated debt	868,815	867,087	863,880
Accrued interest payable and other liabilities	593,416	710,954	519,269
Total liabilities	41,531,504	37,278,405	35,599,044
STOCKHOLDERS' EQUITY (1)	2,771,477	3,950,531	3,650,595
Total liabilities and stockholders’ equity	$44,302,981	$41,228,936	$39,249,639

Book value per common share	$18.90	$28.71	$30.52
Tangible book value per common share (2)	$18.66	$17.00	$18.42
Common shares outstanding	120,244,214	120,222,057	119,601,766

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(537,307)	$(586,450)	$(376,475)
Securities held to maturity	(198,753)	(204,453)	-
Total	$(736,060)	$(790,903)	$(376,475)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$430,685	$404,985	$267,759
Investment securities	44,237	50,292	53,422
Deposits in financial institutions	42,866	17,746	1,723
Total interest income	517,788	473,023	322,904

Interest expense:
Deposits	155,892	117,591	6,208
Borrowings	69,122	19,962	161
Subordinated debt	13,502	12,531	7,818
Total interest expense	238,516	150,084	14,187

Net interest income	279,272	322,939	308,717
Provision for credit losses	3,000	10,000	-
Net interest income after provision for credit losses	276,272	312,939	308,717

Noninterest income:
Service charges on deposit accounts	3,573	3,178	3,571
Other commissions and fees	10,344	11,208	11,580
Leased equipment income	13,857	12,322	13,094
Gain on sale of loans and leases	2,962	388	60
Gain (loss) on sale of securities	-	(49,302)	104
Dividends and gains (losses) on equity investments	1,098	661	(11,375)
Warrant (loss) income	(333)	(46)	629
Other income	4,890	2,635	3,155
Total noninterest income (loss)	36,391	(18,956)	20,818

Noninterest expense:
Compensation	88,476	106,124	92,240
Occupancy	15,067	14,922	15,200
Data processing	10,938	9,722	9,629
Other professional services	6,073	6,924	5,954
Insurance and assessments	11,717	7,205	5,490
Intangible asset amortization	2,411	2,629	3,649
Leased equipment depreciation	9,375	8,627	9,189
Foreclosed assets expense (income), net	363	(108)	(3,353)
Acquisition, integration and reorganization costs	8,514	5,703	-
Customer related expense	24,005	18,197	12,655
Loan expense	6,524	6,150	5,157
Goodwill impairment	1,376,736	29,000	-
Other expense	12,804	11,737	11,616
Total noninterest expense	1,573,003	226,832	167,426

(Loss) earnings before income taxes	(1,260,340)	67,151	162,109
Income tax (benefit) expense	(64,916)	17,642	41,981
Net (loss) earnings	(1,195,424)	49,509	120,128
Preferred stock dividends	9,947	9,947	-
Net (loss) earnings available to common stockholders	$(1,205,371)	$39,562	$120,128

Basic and diluted (loss) earnings per
common share	$(10.22)	$0.33	$1.01
Dividends declared and paid per common share	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and
leases (1)(2)(3)	$28,583,265	$433,029	6.14%	$28,192,953	$407,135	5.73%	$23,433,019	$269,521	4.66%
Investment securities (3)	7,191,362	44,246	2.50%	7,824,915	50,697	2.57%	10,397,709	55,594	2.17%
Deposits in financial institutions	3,682,228	42,866	4.72%	1,881,950	17,746	3.74%	3,083,159	1,723	0.23%
Total interest-earning assets (1)	39,456,855	520,141	5.35%	37,899,818	475,578	4.98%	36,913,887	326,838	3.59%
Other assets	3,311,859			3,252,145			2,969,417
Total assets	$42,768,714			$41,151,963			$39,883,304

Liabilities and Stockholders' Equity:
Interest checking	$7,089,102	55,957	3.20%	$7,146,333	41,427	2.30%	$7,094,623	1,776	0.10%
Money market	8,932,059	56,224	2.55%	10,088,641	51,687	2.03%	10,852,454	3,461	0.13%
Savings	597,287	599	0.41%	616,298	66	0.04%	642,709	39	0.02%
Time	5,123,955	43,112	3.41%	3,909,130	24,411	2.48%	1,278,609	932	0.30%

Total interest-bearing deposits	21,742,403	155,892	2.91%	21,760,402	117,591	2.14%	19,868,395	6,208	0.13%
Borrowings	5,289,429	69,122	5.30%	1,675,738	19,962	4.73%	298,444	161	0.22%
Subordinated debt	867,637	13,502	6.31%	864,581	12,531	5.75%	863,572	7,818	3.67%
Total interest-bearing liabilities	27,899,469	238,516	3.47%	24,300,721	150,084	2.45%	21,030,411	14,187	0.27%

Noninterest-bearing demand deposits	10,233,434			12,325,902			14,463,667
Other liabilities	637,124			626,540			541,745
Total liabilities	38,770,027			37,253,163			36,035,823
Stockholders' equity	3,998,687			3,898,800			3,847,481
Total liabilities and stockholders' equity	$42,768,714			$41,151,963			$39,883,304
Net interest income (1)		$281,625			$325,494			$312,651
Net interest spread (1)			1.88%			2.53%			3.32%
Net interest margin (1)			2.89%			3.41%			3.43%

Total deposits (4)	$31,975,837	$155,892	1.98%	$34,086,304	$117,591	1.37%	$34,332,062	$6,208	0.07%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $2.8 million, $2.5 million, and $5.7 million for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively.
(3)	Includes tax-equivalent adjustments of $2.3 million, $2.2 million, and $1.8 million for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022 related to tax-exempt income on loans.
Includes tax-equivalent adjustments of $9,000, $0.4 million, and $2.2 million for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022 related to tax-exempt income on investment securities.

The federal statutory tax rate utilized was 21%.

(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$218,830	$212,273	$216,436	$197,027	$205,446
Interest-earning deposits in financial institutions	6,461,306	2,027,949	2,244,272	2,192,877	1,865,235
Total cash and cash equivalents	6,680,136	2,240,222	2,460,708	2,389,904	2,070,681

Securities available-for-sale	4,848,607	4,843,487	5,891,328	6,780,648	9,975,109
Securities held-to-maturity	2,273,650	2,269,135	2,264,601	2,260,367	-
Federal Home Loan Bank stock	147,150	34,290	36,990	33,210	17,250
Total investment securities	7,269,407	7,146,912	8,192,919	9,074,225	9,992,359

Loans held for sale	2,796,208	65,076	15,534	-	-

Gross loans and leases held for investment	25,770,912	28,726,016	27,775,962	26,608,541	24,439,749
Deferred fees, net	(98,531)	(116,887)	(115,921)	(107,404)	(87,677)
Total loans and leases held for investment, net of deferred fees	25,672,381	28,609,129	27,660,041	26,501,137	24,352,072
Allowance for loan and lease losses	(210,055)	(200,732)	(189,327)	(188,705)	(197,398)
Total loans and leases held for investment, net	25,462,326	28,408,397	27,470,714	26,312,432	24,154,674

Equipment leased to others under operating leases	399,972	404,245	338,691	324,233	325,305
Premises and equipment, net	60,358	54,315	50,781	51,083	51,011
Foreclosed assets, net	2,135	5,022	2,967	-	304
Goodwill	-	1,376,736	1,405,736	1,405,736	1,405,736
Core deposit and customer relationship intangibles, net	28,970	31,381	34,010	37,659	41,308
Other assets	1,603,469	1,496,630	1,432,532	1,355,451	1,208,261
Total assets	$44,302,981	$41,228,936	$41,404,592	$40,950,723	$39,249,639

LIABILITIES:
Noninterest-bearing deposits	$7,030,759	$11,212,357	$12,775,756	$13,338,029	$14,057,051
Interest-bearing deposits	21,156,802	22,723,977	21,420,116	20,630,123	19,167,844
Total deposits	28,187,561	33,936,334	34,195,872	33,968,152	33,224,895
Borrowings	11,881,712	1,764,030	1,864,815	1,592,000	991,000
Subordinated debt	868,815	867,087	863,379	863,756	863,880
Accrued interest payable and other liabilities	593,416	710,954	604,581	548,412	519,269
Total liabilities	41,531,504	37,278,405	37,528,647	36,972,320	35,599,044
STOCKHOLDERS' EQUITY (1)	2,771,477	3,950,531	3,875,945	3,978,403	3,650,595
Total liabilities and stockholders’ equity	$44,302,981	$41,228,936	$41,404,592	$40,950,723	$39,249,639

Book value per common share	$18.90	$28.71	$28.07	$28.93	$30.52
Tangible book value per common share (2)	$18.66	$17.00	$16.11	$16.93	$18.42
Common shares outstanding	120,244,214	120,222,057	120,314,023	120,288,024	119,601,766

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(537,307)	$(586,450)	$(637,346)	$(428,242)	$(376,475)
Securities held to maturity	(198,753)	(204,453)	(210,868)	(216,508)	-
Total	$(736,060)	$(790,903)	$(848,214)	$(644,750)	$(376,475)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$430,685	$404,985	$346,550	$293,286	$267,759
Investment securities	44,237	50,292	53,135	52,902	53,422
Deposits in financial institutions	42,866	17,746	10,359	4,330	1,723
Total interest income	517,788	473,023	410,044	350,518	322,904

Interest expense:
Deposits	155,892	117,591	61,288	15,362	6,208
Borrowings	69,122	19,962	3,081	2,441	161
Subordinated debt	13,502	12,531	10,494	8,790	7,818
Total interest expense	238,516	150,084	74,863	26,593	14,187

Net interest income	279,272	322,939	335,181	323,925	308,717
Provision for credit losses	3,000	10,000	3,000	11,500	-
Net interest income after provision for credit losses	276,272	312,939	332,181	312,425	308,717

Noninterest income:
Service charges on deposit accounts	3,573	3,178	3,608	3,634	3,571
Other commissions and fees	10,344	11,208	10,034	10,813	11,580
Leased equipment income	13,857	12,322	12,835	12,335	13,094
Gain on sale of loans and leases	2,962	388	58	12	60
Gain (loss) on sale of securities	-	(49,302)	86	(1,209)	104
Dividends and gains (losses) on equity investments	1,098	661	3,228	4,097	(11,375)
Warrant (loss) income	(333)	(46)	292	1,615	629
Other income	4,890	2,635	8,478	3,049	3,155
Total noninterest income (loss)	36,391	(18,956)	38,619	34,346	20,818

Noninterest expense:
Compensation	88,476	106,124	105,933	102,542	92,240
Occupancy	15,067	14,922	15,574	15,268	15,200
Data processing	10,938	9,722	9,568	9,258	9,629
Other professional services	6,073	6,924	10,674	6,726	5,954
Insurance and assessments	11,717	7,205	7,159	5,632	5,490
Intangible asset amortization	2,411	2,629	3,649	3,649	3,649
Leased equipment depreciation	9,375	8,627	8,908	8,934	9,189
Foreclosed assets expense (income), net	363	(108)	(248)	(28)	(3,353)
Acquisition, integration and reorganization costs	8,514	5,703	-	-	-
Customer related expense	24,005	18,197	12,673	11,748	12,655
Loan expense	6,524	6,150	6,228	7,037	5,157
Goodwill impairment	1,376,736	29,000	-	-	-
Other expense	12,804	11,737	15,500	12,879	11,616
Total noninterest expense	1,573,003	226,832	195,618	183,645	167,426

(Loss) earnings before income taxes	(1,260,340)	67,151	175,182	163,126	162,109
Income tax (benefit) expense	(64,916)	17,642	43,566	40,766	41,981
Net (loss) earnings	(1,195,424)	49,509	131,616	122,360	120,128
Preferred stock dividends	9,947	9,947	9,392	-	-
Net (loss) earnings available to common stockholders	$(1,205,371)	$39,562	$122,224	$122,360	$120,128

Basic and diluted (loss) earnings per common share	$(10.22)	$0.33	$1.02	$1.02	$1.01
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	(11.34)%	0.48%	1.28%	1.23%	1.22%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.13%	1.02%	1.73%	1.75%	1.65%
Return on average equity (1)	(121.24)%	5.04%	13.02%	13.44%	12.66%
Return on average tangible common equity (1)(2)	14.45%	12.71%	23.93%	24.24%	20.77%
Efficiency ratio	58.2%	53.3%	51.0%	49.5%	50.1%
Noninterest expense as a percentage of average assets (1)	14.92%	2.19%	1.90%	1.84%	1.70%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	6.14%	5.73%	5.12%	4.65%	4.66%
Average investment securities (3)	2.50%	2.57%	2.45%	2.32%	2.17%
Average interest-earning assets (3)	5.35%	4.98%	4.36%	3.85%	3.59%
Cost of:
Average interest-bearing deposits	2.91%	2.14%	1.15%	0.31%	0.13%
Average total deposits	1.98%	1.37%	0.70%	0.18%	0.07%
Average interest-bearing liabilities	3.47%	2.45%	1.32%	0.49%	0.27%
Net interest spread (3)	1.88%	2.53%	3.04%	3.36%	3.32%
Net interest margin (3)	2.89%	3.41%	3.57%	3.56%	3.43%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$28,583,265	$28,192,953	$27,038,873	$25,499,773	$23,433,019
Investment securities	7,191,362	7,824,915	8,803,349	9,488,653	10,397,709
Deposits in financial institutions	3,682,228	1,881,950	1,809,809	1,984,751	3,083,159
Interest-earning assets	39,456,855	37,899,818	37,652,031	36,973,177	36,913,887
Total assets	42,768,714	41,151,963	40,841,272	40,031,891	39,883,304
Liabilities:
Noninterest-bearing deposits	10,233,434	12,325,902	13,653,177	13,987,398	14,463,667
Interest-bearing deposits	21,742,403	21,760,402	21,214,265	19,661,618	19,868,395
Total deposits	31,975,837	34,086,304	34,867,442	33,649,016	34,332,062
Borrowings	5,289,429	1,675,738	505,482	1,356,616	298,444
Subordinated debt	867,637	864,581	863,719	863,653	863,572
Interest-bearing liabilities	27,899,469	24,300,721	22,583,466	21,881,887	21,030,411
Stockholders' equity	3,998,687	3,898,800	4,011,179	3,652,368	3,847,481

(1)	Annualized.
(2)	Non-GAAP measure.
(3)	Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022

	(Dollars in thousands, except per share amounts)
Credit Quality Metrics for Loans and Leases Held for Investment:
Nonaccrual loans and leases	$87,124	$103,778	$89,742	$78,527	$66,538
Nonperforming assets	89,259	108,800	92,709	78,527	66,842
Special mention loans and leases	580,153	566,259	463,994	480,261	377,315
Classified loans and leases	132,423	118,271	96,685	104,264	82,068
Allowance for loan and lease losses	210,055	200,732	189,327	188,705	197,398
Allowance for credit losses	285,626	291,803	284,398	283,776	272,469
For the quarter:
Provision for credit losses	3,000	10,000	3,000	10,000	-
Net charge-offs (recoveries)	9,177	2,595	2,378	(1,307)	1,166

Nonaccrual loans and leases to loans and leases	0.34%	0.36%	0.32%	0.30%	0.27%
Nonperforming assets to loans and leases and foreclosed assets	0.35%	0.38%	0.34%	0.30%	0.27%
Special mention loans and leases to loans and leases	2.26%	1.98%	1.68%	1.81%	1.55%
Classified loans and leases to loans and leases	0.52%	0.41%	0.35%	0.39%	0.34%
Allowance for loan and lease losses to loans and leases	0.82%	0.70%	0.68%	0.71%	0.81%
Allowance for credit losses to loans and leases	1.11%	1.02%	1.03%	1.07%	1.12%
Allowance for credit losses to nonaccrual loans and leases	327.84%	281.18%	316.91%	361.37%	409.49%
Net charge-offs (recoveries) to average loans and leases	0.13%	0.04%	0.03%	(0.02)%	0.02%
Trailing 12 months net charge-offs (recoveries) to average loans and leases	0.05%	0.02%	0.01%	0.00%	(0.02)%

PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	9.22%	8.70%	8.56%	8.24%	8.64%
Tier 1 capital ratio (1)	11.16%	10.61%	10.46%	10.15%	9.07%
Total capital ratio (1)	14.22%	13.61%	13.43%	13.12%	12.27%
Tier 1 leverage capital ratio (1)	8.33%	8.61%	8.63%	8.52%	7.11%
Risk-weighted assets (1)	$32,488,956	$33,030,960	$33,042,173	$33,009,455	$30,297,312
Equity to assets ratio	6.26%	9.58%	9.36%	9.72%	9.30%
Tangible common equity ratio (2)	5.07%	5.13%	4.85%	5.15%	5.83%
Book value per common share	$18.90	$28.71	$28.07	$28.93	$30.52
Tangible book value per common share (2)	$18.66	$17.00	$16.11	$16.93	$18.42

Pacific Western Bank:
Common equity tier 1 capital ratio (1)	10.89%	10.32%	10.17%	9.78%	9.32%
Tier 1 capital ratio (1)	10.89%	10.32%	10.17%	9.78%	9.32%
Total capital ratio (1)	12.94%	12.34%	12.16%	11.77%	11.45%
Tier 1 leverage capital ratio (1)	8.14%	8.39%	8.39%	8.21%	7.31%

(1)	Capital information for March 31, 2023 is preliminary.
(2)	Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per common share.

The Company recorded significant non-operating charges in the three months ended March 31, 2023 and December 31, 2022. Thus, to supplement information regarding the Company’s operational performance and to enhance investors’ overall understanding of such performance, this press release includes non-GAAP financial measures for (1) adjusted return on average tangible common equity, (2) adjusted earnings, (3) adjusted earnings per share, and (4) adjusted return on average assets. These measures help the reader to compare the recent periods with the historical periods more readily. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
PPNR and PPNR Return	March 31,	December 31,	March 31,
on Average Assets	2023	2022	2022

	(Dollars in thousands)
Net (loss) earnings	$(1,195,424)	$49,509	$120,128

Net interest income	$279,272	$322,939	$308,717
Add: Noninterest income (loss)	36,391	(18,956)	20,818
Less: Noninterest expense	(1,573,003)	(226,832)	(167,426)
Add: Goodwill impairment	1,376,736	29,000	-
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$119,396	$106,151	$162,109

Average assets	$42,768,714	$41,151,963	$39,883,304

Return on average assets (1)	(11.34)%	0.48%	1.22%
PPNR return on average assets (2)	1.13%	1.02%	1.65%

(1)	Annualized net earnings divided by average assets.
(2)	Annualized PPNR divided by average assets.

	Three Months Ended
Return on Average	March 31,	December 31,	March 31,
Tangible Common Equity	2023	2022	2022

	(Dollars in thousands)
Net (loss) earnings	$(1,195,424)	$49,509	$120,128

(Loss) earnings before income taxes	$(1,260,340)	$67,151	$162,109
Add: Goodwill impairment	1,376,736	29,000	-
Add: Intangible asset amortization	2,411	2,629	3,649
Adjusted earnings before income taxes	118,807	98,780	165,758
Adjusted income tax expense (1)	33,741	25,979	42,931
Adjusted net earnings	85,066	72,801	122,827
Less: Preferred stock dividends	9,947	9,947	-
Adjusted net earnings available to common stockholders	$75,119	$62,854	$122,827

Average stockholders' equity	$3,998,687	$3,898,800	$3,847,481
Less: Average intangible assets	1,391,857	1,438,173	1,449,056
Less: Average preferred stock	498,516	498,516	-
Average tangible common equity	$2,108,314	$1,962,111	$2,398,425

Return on average equity (2)	(121.24)%	5.04%	12.66%
Return on average tangible common equity (3)	14.45%	12.71%	20.77%

(1)	Adjusted effective tax rate of 28.4% used for three months ended March 31, 2023; effective tax rates of 26.3% and 25.9% used for three months ended December 31, 2022 and March 31, 2022.
(2)	Annualized net (loss) earnings divided by average stockholders' equity.
(3)	Annualized adjusted net earnings available to common stockholders divided by average tangible common equity.

	Three Months Ended
Adjusted Return on Average	March 31,	December 31,	March 31,
Tangible Common Equity	2023	2022	2022

	(Dollars in thousands)
(Loss) earnings before income taxes	$(1,260,340)	$67,151	$162,109
Add: Goodwill impairment	1,376,736	29,000	-
Add: Intangible asset amortization	2,411	2,629	3,649
Add: Acquisition, integration, and reorganization costs	8,514	5,703	-
Adjusted earnings before income taxes	127,321	104,483	165,758
Adjusted income tax expense (1)	36,159	27,479	42,931
Adjusted net earnings	91,162	77,004	122,827
Less: Preferred stock dividends	9,947	9,947	-
Adjusted net earnings available to common stockholders	$81,215	$67,057	$122,827

Average stockholders' equity	$3,998,687	$3,898,800	$3,847,481
Less: Average intangible assets	1,391,857	1,438,173	1,449,056
Less: Average preferred stock	498,516	498,516	-
Average tangible common equity	$2,108,314	$1,962,111	$2,398,425

Adjusted return on average tangible common equity (2)	15.62%	13.56%	20.77%

(1)	Adjusted effective tax rate of 28.4% used for three months ended March 31, 2023; effective tax rates of 26.3% and 25.9% used for three months ended December 31, 2022 and March 31, 2022.
(2)	Annualized adjusted net earnings available to common stockholders divided by average tangible common equity.

Tangible Common Equity Ratio/
Tangible Book Value Per	March 31,	December 31,	September 30,	June 30,	March 31,
Common Share	2023	2022	2022	2022	2022

	(Dollars in thousands, except per share amounts)
Stockholders' equity	$2,771,477	$3,950,531	$3,875,945	$3,978,403	$3,650,595
Less: Preferred stock	498,516	498,516	498,516	498,516	-
Total common equity	2,272,961	3,452,015	3,377,429	3,479,887	3,650,595
Less: Intangible assets	28,970	1,408,117	1,439,746	1,443,395	1,447,044
Tangible common equity	2,243,991	2,043,898	1,937,683	2,036,492	2,203,551
Add: Accumulated other comprehensive loss	736,060	790,903	848,214	644,750	376,475
Adjusted tangible common equity	$2,980,051	$2,834,801	$2,785,897	$2,681,242	$2,580,026

Total assets	$44,302,981	$41,228,936	$41,404,592	$40,950,723	$39,249,639
Less: Intangible assets	28,970	1,408,117	1,439,746	1,443,395	1,447,044
Tangible assets	$44,274,011	$39,820,819	$39,964,846	$39,507,328	$37,802,595

Equity to assets ratio	6.26%	9.58%	9.36%	9.72%	9.30%
Tangible common equity ratio (1)	5.07%	5.13%	4.85%	5.15%	5.83%
Tangible common equity ratio, excluding AOCI (2)	6.73%	7.12%	6.97%	6.79%	6.82%
Book value per common share (3)	$18.90	$28.71	$28.07	$28.93	$30.52
Tangible book value per common share (4)	$18.66	$17.00	$16.11	$16.93	$18.42
Tangible book value per common share, excluding AOCI (5)	$24.78	$23.58	$23.16	$22.29	$21.57
Common shares outstanding	120,244,214	120,222,057	120,314,023	120,288,024	119,601,766

(1)	Tangible common equity divided by tangible assets.
(2)	Adjusted tangible common equity divided by tangible assets.
(3)	Total common equity divided by common shares outstanding.
(4)	Tangible common equity divided by common shares outstanding.
(5)	Adjusted tangible common equity divided by common shares outstanding.

	Three Months Ended
Adjusted Earnings, Earnings Per	March 31,	December 31,	March 31,
Share, and Return on Average Assets	2023	2022	2022

	(In thousands, except per share amounts)
(Loss) earnings before income taxes	$(1,260,340)	$67,151	$162,109
Add: Goodwill impairment	1,376,736	29,000	-
Add: Acquisition, integration, and reorganization costs	8,514	5,703	-
Adjusted earnings before income taxes	124,910	101,854	162,109
Adjusted income tax expense (1)	35,474	26,788	41,981
Adjusted earnings	89,436	75,066	120,128
Less: Preferred stock dividends	(9,947)	(9,947)	-
Adjusted earnings available to common stockholders	79,489	65,119	120,128
Less: Earnings allocated to unvested restricted stock	(1,210)	(1,183)	(2,037)
Adjusted earnings allocated to common shares	$78,279	$63,936	$118,091

Weighted average shares outstanding	117,930	117,811	117,349

Adjusted diluted earnings per common share (2)	$0.66	$0.54	$1.01

Average assets	$42,768,714	$41,151,963	$39,883,304

Adjusted return on average assets (3)	0.85%	0.72%	1.22%

(1)	Adjusted effective tax rate of 28.4% used for three months ended March 31, 2023; effective tax rates of 26.3% and 25.9% used for three months ended December 31, 2022 and March 31, 2022.
(2)	Adjusted earnings allocated to common shares divided by weighted average shares outstanding.
(3)	Annualized adjusted earnings divided by average assets.

CONTACTS

Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466